Exhibit (a)(1)(iii)

AMENDMENT NO. 3 TO DECLARATION OF TRUST OF

ING SEPARATE PORTFOLIOS TRUST

Name Change of Series

Effective: March 2, 2009

THIS AMENDMENT NO. 3 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST (the “Trust”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of the Trust on January 30, 2009, with respect to ING SPorts Core Plus Fixed Income Fund, a series of the Trust (the “Fund”), acting pursuant to Article X of the Declaration of Trust of the Trust.  The resolutions serve to change the name of the Fund, effective March 2, 2009.

ING SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Separate Portfolios Trust (the “Trust”), do hereby certify that the following is a true copy of  resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on January 30, 2009 with regard to the name change of one series of the Trust:

WHEREAS, Article X of the Declaration of Trust dated March 2, 2007 (the “Declaration of Trust”), as amended, of ING Separate Portfolios Trust (the “Trust”) provides that the Trustees may amend the Declaration of Trust, as they deem proper.

RESOLVED, that the change in name from “ING SPorts Core Plus Fixed Income Fund” to “ING SPorts International Fixed Income Fund,” or a substantially similar name be, and hereby is, approved and that the officers of the Trust be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver the amendment to the Declaration of Trust to change the name of ING SPorts Core Plus Fixed Income Fund, to be effective on a date deemed appropriate by the officers of the Trust; and

FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to the U.S. Securities and Exchange Commission post-effective amendment to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming ING SPorts Core Plus Fixed Income Fund; and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: March 2, 2009